EXHIBIT 4.1

Form of Representative’s Warrant to Purchase Common Stock

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT (DEFINED BELOW) BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT OR CAUSE IT TO BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF THIS PURCHASE WARRANT BY ANY PERSON FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS BEGINNING ON THE DATE OF COMMENCEMENT OF SALES OF THE OFFERING (DEFINED BELOW) TO ANYONE OTHER THAN (I) KINGSWOOD, A DIVISION OF Kingswood Capital Partners, LLC, OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR (II) A BONA FIDE OFFICER OR PARTNER OF KINGSWOOD, A DIVISION OF Kingswood Capital Partners, LLC, OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER AND IN ACCORDANCE WITH FINRA RULE 5110(E)(2).

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO FEBRUARY 29, 2024, AND IS VOID AFTER 5:00 P.M., EASTERN TIME, FEBRUARY 12, 2029.

COMMON STOCK PURCHASE WARRANT

For the Purchase of 360,000 Shares of Common Stock

of

SOLARMAX TECHNOLOGY, INC.

1. Purchase Warrant. THIS CERTIFIES THAT, pursuant to that certain Underwriting Agreement, dated February 27, 2024 (the “Underwriting Agreement”), by and between SolarMax Technology, Inc., a Nevada corporation (the “Company”), and Kingswood, a division of Kingswood Capital Partners, LLC, as representative of the underwriters named on Annex A thereto, providing for the public offering (the “Offering”) of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), Kingswood, a division of Kingswood Capital Partners, LLC, or its assigns (“Holder”), as registered owner of this Purchase Warrant (this “Purchase Warrant”), is entitled, at any time or from time to time from February 29, 2024 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, February 12, 2029 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to 360,000 shares of Common Stock (the “Shares”), subject to adjustment as provided in Section 6. If the Expiration Date is a day on which banking institutions are authorized by law or executive order to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period commencing on the date hereof and ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at $4.80 per Share; provided, however, that upon the occurrence of any of the events specified in Section 6, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. This Purchase Warrant is being issued pursuant to the Underwriting Agreement providing for the Offering. The term “Exercise Price” shall mean the initial exercise price or the adjusted exercise price, depending on the context.

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check to the order of the Company. If the subscription rights represented hereby shall not be exercised at or before 5:00 p.m., Eastern time, on the Expiration Date, this Purchase Warrant shall become and be void without further force or effect, and all rights represented hereby shall cease and expire.

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2.2 Cashless Exercise. At any time after the Commencement Date, in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised) by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder Shares in accordance with the following formula:

Y(A-B)

X =       A

Where,

X = The number of Shares to be issued to Holder;

Y = The number of Shares that would be issuable upon exercise of this Purchase Warrant if such exercise were by means of a cash exercise pursuant to Section 2.1 rather than a cashless exercise pursuant to this Section 2.2;

A = The fair market value of one Share, as determined in accordance with the provisions of this Section 2; and

B = The Exercise Price in effect under this Purchase Warrant at the time the election to exercise this Purchase Warrant on a cashless basis is made pursuant to this Section 2.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i) if the Common Stock is traded on a national securities exchange, the fair market value shall be deemed to be either, at the Holder’s discretion, the VWAP or the closing sales price on such exchange on the trading day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Purchase Warrant; or

(ii) if the Common Stock is traded over-the-counter (i.e., on the OTCQB or OTCQX Markets operated by OTC Markets Group, Inc., or any similar over-the-counter market), the fair market value shall be deemed to be either, at the Holder’s discretion, the VWAP or the closing price of the Common Stock on the trading day immediately prior to the date the exercise form is submitted to the Company in connection with the exercise of this Purchase Warrant; or

(iii) if there is no active public market for the Common Stock, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

The term “VWAP” means as of any trading day, the volume weighted average price per share of Common Stock, or any successor security thereto, on the New York Stock Exchange, Nasdaq Stock Market or the OTCQX or OTCQB Market (as reported by Bloomberg L.P. (or its successor) or if not available, by Dow Jones & Company Inc.) (based on a trading day from 9:30 a.m. (New York City time) to 4:00 p.m. (New York City time)).

For avoidance of doubt, if there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares underlying this Purchase Warrant by the Holder, then this Purchase Warrant may be exercised, in whole or in part, at such time by means of a cashless exercise in accordance with the provisions of this Purchase Warrant.

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2.3 Mechanics of Exercise.

2.3.1 Delivery of Shares Upon Exercise. The Company shall cause any Shares issued hereunder to be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s prime broker with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Shares or resale of the Shares or (B) this Purchase Warrant is being exercised via cashless exercise, and otherwise by delivery to the address specified by the Holder in the notice of exercise by the date that is two trading days after the latest of (A) the delivery to the Company of the notice of exercise, (B) surrender of this Purchase Warrant (if required) and (C) receipt by the Company of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Share Delivery Date”). The Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes, as of the date this Purchase Warrant has been exercised and payment to the Company of the aggregate Exercise Price (or by cashless exercise, if permitted) has been received by the Company and all taxes required to be paid by the Holder, if any, pursuant to Section 2.3.5 prior to the issuance of such Shares have been paid.

2.3.2 Delivery of New Warrants Upon Exercise. If this Purchase Warrant shall have been exercised in part, the Company shall, upon surrender of this Purchase Warrant, at the time of delivery of the Shares, deliver to the Holder a new Purchase Warrant evidencing the rights of the Holder to purchase the unpurchased Shares called for by this Purchase Warrant, which new Purchase Warrant shall in all other respects be identical with this Purchase Warrant.

2.3.3 Rescission Rights. If the Company fails to cause its transfer agent to transmit to the Holder the Shares pursuant to Section 2.3.1 by the Share Delivery Date, unless such failure was not caused by the fault or negligence of the Company, then the Holder will have the right to rescind such exercise upon written notice to the Company within one trading day after the Share Delivery Date.

2.3.4 Compensation for Buy-In on Failure to Timely Deliver Shares Upon Exercise. In addition to any other rights available to the Holder, if the Holder has taken all actions necessary under the terms of this Purchase Warrant for the Holder to receive the Shares, if the Company fails to cause the Company’s transfer agent to transmit to the Holder the Shares pursuant to an exercise on or before the Share Delivery Date, unless such failure was not caused by the fault or negligence of the Company, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Stock to deliver in satisfaction of a sale by the Holder of which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions and any other applicable fees, if any) for the Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of this Purchase Warrant and equivalent number of Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing in this Purchase Warrant shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Stock upon exercise of this Purchase Warrant as required pursuant to the terms hereof.

2.3.5 Charges, Taxes and Expenses. Issuance of Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Shares, all of which taxes and expenses shall be paid by the Company, and such Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Shares are to be issued in a name other than the name of the Holder, this Purchase Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for processing of any notice of exercise.

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3. Transfer - General Restrictions. The Holder agrees by his, her or its acceptance hereof, that such Holder will not: (a) sell, transfer, assign, pledge or hypothecate this Purchase Warrant, or the securities issuable hereunder, for a period of one hundred eighty (180) days beginning on the date of commencement of sales of the Offering to anyone other than: (i) Kingswood, a division of Kingswood Capital Partners, LLC, or another underwriter or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner, or registered persons or affiliates, of Kingswood, a division of Kingswood Capital Partners, LLC, or of any such underwriter or selected dealer, in each case in accordance with FINRA Rule 5110(e)(1) and subject to the exceptions set forth in FINRA Rule 5110(e)(2), or (b) cause this Purchase Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Purchase Warrant or the securities issuable hereunder, in accordance with FINRA Rule 5110(e)(1) and except as provided for in FINRA Rule 5110(e)(2). One hundred eighty (180) days after the date of commencement of sales of the Offering, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with this Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment. The Company shall register this Purchase Warrant, upon records to be maintained by the Company for that purpose, in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Purchase Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

4. Registration.

4.1 In General. The Company shall be required to keep a registration statement effective on Form S-1 (or Form S-3, if the Company is eligible to use such form) until such date that is the earlier of the date when all of the Shares underlying this Purchase Warrant have been publicly sold by the Holder or such time as Rule 144 or another similar exemption under the Securities Act of 1933, as amended, is available for the sale of all of such Holder’s Shares underlying this Purchase Warrant without limitation during a three-month period without registration.

4.2 Demand Registration.

4.2.1 Grant of Right. Unless all of the Registrable Securities (defined below) are included in an effective registration statement with a current prospectus, pursuant to which all of the Registrable Securities would be tradable upon exercise of this Purchase Warrant, the Company, upon written demand (a “Demand Notice”) of the Holder, agrees to register, on one occasion, all or any portion of the Shares underlying this Purchase Warrant that are permitted to be registered under the Securities Act of 1933, as amended (collectively, the “Registrable Securities”). On such occasion, the Company will file a registration statement with the U.S. Securities and Exchange Commission (a “Demand Registration Statement”) covering the Registrable Securities within forty-five (45) days after receipt of a Demand Notice; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback pursuant to Section 4.3 and either: (i) the Holder has elected to participate in the offering covered by such registration statement; or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The demand for registration may be made at any time during a period of five years beginning on the date of commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C). Notwithstanding the foregoing, but still subject to the foregoing FINRA Rule requirements, if the last day of the forty-five (45) day period falls on a date on which the Company’s financial statements would be “stale” for purposes of complying with Regulation S-X under the Securities Act of 1933, as amended, the date by which the Company shall file the registration statement shall be extended to five (5) calendar days following the earlier of (x) the date on which the Company is next required to file its financial statements on Form 10-K or Form 10-Q under the Securities Exchange Act of 1934, and (y) the date on which the Company actually files its financial statements on Form 10-K or Form 10-Q under the Securities Exchange Act of 1934, in each case without regard to any extension pursuant to Rule 12b-25 under the Securities Exchange Act of 1934.

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4.2.2 Terms. The Company shall bear all fees and expenses attendant to the Demand Registration Statement pursuant to Section 4.2.1, other than brokerage commissions and underwriting discounts with respect to Registrable Securities being sold. The Company agrees to use its reasonable best efforts to cause the Demand Registration Statement required herein to become effective promptly and to qualify or register the Registrable Securities in such states as are reasonably requested by the Holder; provided, however, that in no event shall the Company be required to register the Registrable Securities in a state in which such registration would cause the Company to be obligated to register or license to do business in such state or submit to general service of process in such state. The Company shall cause any registration statement filed pursuant to the demand right granted under Section 4.2.1 to remain effective for a period of at least 12 consecutive months after the date that the first Holder of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holder shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement, and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission or because the Company advised the Holder that the Registration Statement needs to be updated to reflect new information. Notwithstanding the provisions of this Section 4.2.2 or any other terms herein, the Holder shall be entitled to a Demand Registration Statement under this Section 4.2.2 on only one occasion and such demand registration right shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C). Notwithstanding the foregoing, the Holder shall be entitled to one additional Demand Registration Statement under this Section 4.2.2, at the Holder’s expense, and such additional demand registration right shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(C).

4.3 “Piggyback” Registration.

4.3.1 Grant of Right. Unless all of the Registrable Securities are included in an effective registration statement with a current prospectus, pursuant to which all of the Registrable Securities would be tradable upon exercise of this Purchase Warrant, the Holder shall have the right, for a period of five years commencing on the date of commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145 promulgated under the Securities Act of 1933, as amended, or pursuant to Form S-3 or Form S-8 or any equivalent forms).

4.3.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.3.1, other than brokerage commissions and underwriting discounts with respect to Registrable Securities being sold. In the event of such a proposed registration, the Company shall furnish the Holder with not less than thirty (30) days written notice prior to the proposed date of filing of such registration statement. Such notice to the Holder shall also describe the amount and type of securities proposed to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter(s), if any, of such offering, and shall also offer to the Holder in such notice the opportunity to register the sale of such number of Registrable Securities as such Holder may request in writing within ten days of the receipt of such notice. Such notice to the Holder shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been registered under an effective registration statement. The Holder shall exercise the “piggyback” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.3.2. Notwithstanding the provisions of this Section 4.3.2 or any other terms herein, such piggyback registration rights shall terminate on the fifth anniversary of the commencement of sales of the Offering in accordance with FINRA Rule 5110(g)(8)(D). If the piggyback registration relates to an underwritten offering by the Company for its own account, the Company may exclude from such registration statement such number of shares, which may be all of the shares the Holder proposes to include, if the managing underwriter advises the Company that the inclusion of such shares in the registration statement would adversely affect the proposed offering; provided, that other stockholders with piggyback rights are treated similarly; and provided, further, that if the managing underwriter places a limitation on the number of shares that may be included in the registration statement, the cutback shall be applied proportionately among stockholders holding registration rights based on the respective number of shares that they propose to include in the registration statement.

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

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5.2 Replacement on Loss. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant or of any stock certificate relating to the Shares, if stock certificates are issued, and an indemnification agreement, the Company, at its own expense, shall execute and deliver a new Purchase Warrant or a new stock certificate relating to the Shares, if stock certificates are issued, of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Shares. The Exercise Price and the number of Shares underlying this Purchase Warrant shall be subject to adjustment from time to time as hereinafter set forth:

6.1.1 Stock Dividends; Split Ups; Extraordinary Cash Dividends. If, after the date hereof, and subject to the provisions of Section 6.5 below, the number of outstanding Shares is increased by a stock dividend or distribution payable in Shares or by a split up of Shares, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in outstanding Shares, and the Exercise Price shall be proportionately decreased. If the Company, at any time while this Purchase Warrant is outstanding, pays an Extraordinary Cash Dividend (defined below), then in each case, the Exercise Price shall be adjusted by reducing the Exercise Price in effect immediately prior to the payment of such Extraordinary Cash Dividend by the per share amount of such Extraordinary Cash Dividend. “Extraordinary Cash Dividend” means a non-recurring cash dividend or cash distribution, in either case, paid to holders of Common Stock generally, and does not include any cash dividend or cash distribution which the board of directors of the Company determines is a regular cash dividend or cash distribution.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.5 below, the number of outstanding Shares is decreased by a consolidation, combination or reclassification of Shares, reverse split or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Shares upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Shares other than a change covered by Section 6.1.1, 6.1.2 or 6.1.4 or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation or other entity (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, or in the case the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory stock exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, then the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares of the Company obtainable upon exercise of this Purchase Warrant immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Specified Merger. Notwithstanding the provisions of Section 6.1.3 of this Purchase Warrant, in the event of a Specified Merger, as hereinafter defined, this Purchase Warrant, if not exercised prior to the effective time of the Specified Merger, shall, at the effective time of the Specified Merger, without any action on the part of the Holder, become and be converted into the right to receive cash or securities equal to the amount determined by multiplying the number of Shares issuable upon exercise of this Purchase Warrant by the amount by which (x) the consideration payable with respect to one share of Common Stock in the Specified Merger exceeds (y) the Exercise Price. A “Specified Merger” shall mean the merger or consolidation of the Company into another corporation or entity or the sale by the Company of all or substantially all of its business and assets in a transaction in which the net proceeds or other consideration from such sale are distributed to the Company’s stockholders in liquidation of their shares of Common Stock, if, and only if, the sole consideration to be received by the holders of the Common Stock is cash, including any contingent cash, and/or securities all of which are listed on the New York Stock Exchange, the Nasdaq Stock Market or the OTCQX or OTCQB Market or a similar over-the-counter market designated by the Company’s board of directors or a Canadian stock exchange or other stock market designated by the Company’s board of directors. Securities issued in the Specified Merger shall be valued at the average closing price thereof on the principal stock exchange or market on which the securities are listed for the three-day period ending the day prior to the effective date of the Specified Merger unless the agreement relating to the Specified Merger provides another method of determining the value thereof, in which event the valuation determined by such agreement shall prevail. Payment to the Holder of this Purchase Warrant with respect to any such securities shall be payable in either cash or in such securities (valued as herein provided), as the Company shall determine. If, in a Specified Merger, the value of the consideration payable with respect to one share of Common Stock is equal to or less than the Exercise Price, no payment shall be made to the Holder of this Purchase Warrant, and this Purchase Warrant shall terminate.

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6.2 Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 6.1, if at any time during which this Purchase Warrant is outstanding the Company grants, issues or sells any securities of the Company which by their terms are convertible into or exercisable for Common Stock (“Share Equivalents”) or other rights to purchase shares, warrants, securities or other property, pro rata to all of the record holders of the Common Stock (the “Purchase Rights”), and not the Holder, then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise for cash of this Purchase Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights. The provisions of this Section 6.1.5 will not apply to any grant, issuance or sale of Share Equivalents or other rights to purchase shares, warrants, securities or other property of the Company which is not made pro rata to all of the record holders of Common Stock.

6.3 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to Section 6.1, and any Purchase Warrant issued after such change may state the same Exercise Price and the same number of Shares as are stated in the initial Purchase Warrant. The acceptance by the Holder of the issuance of a new Purchase Warrant reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.4 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation or other entity (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the outstanding Shares), the corporation or other entity formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then outstanding or to be outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares of the Company for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.5 Elimination of Fractional Interests. The Company shall not be required to issue fractional Shares, or certificates representing fractions of Shares, upon the exercise of this Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized shares, solely for the purpose of issuance upon exercise of this Purchase Warrant, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of this Purchase Warrant and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable and not subject to preemptive or similar rights of any stockholder and free and clear of all liens, taxes and charges. As long as this Purchase Warrant shall be outstanding, the Company shall use its commercially reasonable efforts to cause all Shares issuable upon exercise of this Purchase Warrant to be listed (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTCQB or OTCQX Markets operated by OTC Markets Group, Inc., or any similar over-the-counter market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holder the right to vote or consent or to receive notice as a stockholder for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Purchase Warrant and its exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books (the “Notice Date”) for the determination of the stockholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed reclassification, consolidation, merger, compulsory stock exchange, dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be, along with the proposed effective date of the event triggering such notice. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other stockholders of the Company at the same time and in the same manner that such notice is given to the stockholders; provided, however, that the Company shall not be obligated to provide any written notice under this Section 8 if it makes a public announcement of the applicable event via nationally distributed press release or via a publicly available and legally compliant filing with the U.S. Securities and Exchange Commission. The Holder shall remain entitled to exercise this Purchase Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

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8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company, (ii) the Company shall offer to all the holders of its shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor, (iii) if the approval of any stockholders of the Company shall be required in connection with any reclassification, any consolidation or merger to which the Company is a party, or any compulsory stock exchange whereby the Common Stock is converted into other securities, cash or property, or (iv) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price; Notice of Exercise Price. The Company shall, within five (5) business days after an event requiring a change in the Exercise Price pursuant to Section 6, send notice to the Holder of such event and change (“Price Notice”). The Price Notice shall set forth the Exercise Price after such adjustment and any resulting adjustment to the number of Shares and describe the event causing the change and the method of calculating the same and shall be certified as being true and accurate by the Company’s Chief Executive Officer and Chief Financial Officer. The Company shall, within five (5) business days after receipt by the Company of a written request by the Holder, send notice to the Holder of the Exercise Price then in effect and the number of Shares or the amount, if any, of other shares of stock, securities or assets then issuable upon exercise of this Purchase Warrant and shall be certified as being true and accurate by the Company’s Chief Executive Officer and Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when (1) hand delivered, (2) mailed by express mail or private courier service, (3) the event requiring notice is disclosed in all material respects and filed in a publicly available and legally compliant filing with the U.S. Securities and Exchange Commission prior to the Notice Date or (4) if sent by electronic mail, on the day the notice was sent if during regular business hours and, if sent outside of regular business hours, on the following business day, to following addresses or to such other addresses as the Company or Holder may designate by notice to the other party; provided, however, that if the Holder is other than Kingswood, a division of Kingswood Capital Partners, LLC, notice shall be sent to the address and person set forth on the Company’s warrant register:

If to the Holder:

Kingswood, a division of Kingswood Capital Partners, LLC

7280 W Palmetto Park Rd. Suite 301

Boca Raton, FL 33433

Attention: Brian Herman

Email: bherman@kingswoodus.com

with a copy (which shall not constitute notice) to:

K&L Gates LLP

Southeast Financial Center, Suite 3900

200 South Biscayne Boulevard

Miami, FL 33131

Attention: Clayton E. Parker

Email: clayton.parker@klgates.com

If to the Company:

SolarMax Technology, Inc.

3080 12th Street

Riverside, California 92507

Attention: Stephen Brown, Chief Financial Officer

Email: sbrown@solarmaxtech.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of Americas, 11th Floor

New York, NY 10105

Attention: Asher S. Levitsky, PC

Email: alevitsky@egsllp.com

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9. Miscellaneous.

9.1 Amendments. The Company and the Holder may from time to time supplement, modify or amend this Purchase Warrant by a written agreement signed by the Company and the Holder. All modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8.4. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Successors and Assigns. Subject to applicable securities laws, this Purchase Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of the Holder. The provisions of this Purchase Warrant are intended to be for the benefit of any Holder from time to time of this Purchase Warrant and shall be enforceable by the Holder of this Purchase Warrant.

9.8 Severability. Wherever possible, each provision of this Purchase Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Purchase Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Purchase Warrant.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the 29th day of February, 2024.

SOLARMAX TECHNOLOGY, INC.

By:
Name: David Hsu
Title: CEO

Acknowledged and Agreed

KINGSWOOD,

a division of Kingswood Capital Partners, LLC

By:

          Name:

          Title:

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Form of Exercise

The undersigned holder hereby exercises the right to purchase _________________ shares of Common Stock (“Warrant Shares”) of SolarMax Technology, Inc., a Nevada corporation (the “Company”), evidenced by the attached Common Stock Purchase Warrant (the “Purchase Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Purchase Warrant. Please issue the Warrant Shares as to which the Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Warrant Shares for which the Purchase Warrant has not been exercised.

1. Form of Exercise Price. The Holder intends that payment of the Exercise Price shall be made as:____________ a “Cash Exercise” with respect to _________________ Warrant Shares; and/or____________ a “Cashless Exercise”

with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the aggregate Exercise Price in the sum of $to the Company in accordance with the terms of the Purchase Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Purchase Warrant. Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to the following DWAC Account Number:

_______________________________

_______________________________

_______________________________

Date: _______________ __, ______

Name of Registered Holder

By:
Name:
Title:

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INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name: ___________________________________

(Print in Block Letters)

Address: _________________________________

_________________________________

_________________________________

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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FORM OF ASSIGNMENT

FOR VALUE RECEIVED, the undersigned registered owner of this Purchase Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of common stock, par value $0.001 per share, of SolarMax Technology, Inc., a Nevada corporation (the “Company”), evidenced by this Purchase Warrant, with respect to the number of shares of Common Stock set forth below.

Name of Assignee	Address and Phone Number	No. of Shares

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Purchase Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Purchase Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Purchase Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Signature of Holder

Date

The undersigned assignee agrees to be bound by all of the terms and conditions of this Purchase Warrant.

Signature of Assignee

Date

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